 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WEST BANCORPORATION, INC.
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WEST BANCORPORATION, INC.

NOTICE OF ANNUAL SHAREHOLDERS' MEETING TO BE HELD APRIL 26, 2012

Dear Fellow Shareholders:

The West Bancorporation, Inc. (the "Company") Annual Meeting of Shareholders will be held in the David L. Miller Conference Center on the second floor of the West Bank building at 1601 22nd Street, West Des Moines, Iowa on Thursday, April 26, 2012, at 4:00 p.m. Central Time.  We will review the progress of the Company and answer questions during the meeting.  If a quorum of shareholders is represented at the meeting, in person or by proxy, the following matters will be presented for votes:

Item 1.	The election of eleven directors nominated in the proxy statement to serve as the Board of Directors until the next Annual Meeting and until their successors are elected and have qualified;

Item 2.	The approval, on a non-binding basis, of the 2011 compensation of the named executive officers disclosed in the proxy statement;

Item 3.	A non-binding advisory vote as to the frequency (every one, two, or three years) of the non-binding shareholder vote to approve the compensation of the named executive officers;

Item 4.	The approval of the West Bancorporation, Inc. 2012 Equity Incentive Plan; and

Item 5.	The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

The Board of Directors has fixed the close of business on February 23, 2012, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.  A list of shareholders entitled to notice will be available for inspection, upon written request, at the Company's offices at 1601 22nd Street, West Des Moines, Iowa, beginning two business days after this notice is first mailed.

Whether or not you expect to attend the Annual Meeting, in order to make sure your vote is received, please complete and return the enclosed proxy card or vote your proxy electronically via the Internet as instructed on the card.  A prompt response would be appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to be held on April 26, 2012:

Copies of the documents included in this mailing, the proxy statement, Form 10-K, and summary annual report, are also available at www.snl.com/irweblinkx/docs.aspx?iid=1021570.

We hope you will personally attend the Annual Meeting and we look forward to seeing you there.  Thank you for your interest in the Company.

For the Board of Directors,

 /s/ David R. Milligan

David R. Milligan
Chairman
West Bancorporation, Inc.

March 7, 2012

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PROXY STATEMENT

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Proxy Statement Table of Contents

WEST BANCORPORATION, INC.

1601 22nd Street
West Des Moines, Iowa  50266

PROXY STATEMENT
2012 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2012

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of West Bancorporation, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"). The meeting will be held in the David L. Miller Conference Center at the Company's headquarters, 1601 22nd Street, West Des Moines, Iowa, on April 26, 2012, at 4:00 p.m. Central Time, and at any and all adjournments thereof.  A copy of the Company's 2011 summary annual report to shareholders and Form 10-K containing the annual report to shareholders, including our consolidated financial statements for the fiscal year ended December 31, 2011, accompany this proxy statement.  This proxy statement, form of proxy, and other accompanying materials are first being mailed to shareholders on or about March 7, 2012.

Only shareholders of record at the close of business on February 23, 2012 (the "Shareholders"), are entitled to notice of and to vote at the Annual Meeting.  There were 17,403,882 shares of the Company's common stock outstanding at the close of business on that date, all of which are eligible to vote at the Annual Meeting.  Shareholders are entitled to one vote per share outstanding in their names on the record date on all matters that properly come before the meeting.  A quorum is necessary to conduct business at the Annual Meeting.  A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum.

The five proposals described in this proxy statement are as follows: (i) the election of eleven directors, (ii) the non-binding vote on the 2011 compensation of the named executive officers, (iii) the non-binding advisory vote as to the frequency of the non-binding shareholder vote to approve compensation of the named executive officers, (iv) a vote on the West Bancorporation, Inc. 2012 Equity Incentive Plan, and (v) a vote on ratification of the Company's independent registered public accounting firm. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the eleven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.  The frequency with which future non-binding votes on the compensation of named executive officers will be held will also be decided by a plurality of the votes cast, with the frequency receiving the most votes being considered the choice of Shareholders. Passage of the proposals concerning the 2011 compensation of the named executive officers, approval of the West Bancorporation, Inc. 2012 Equity Incentive Plan, and the appointment of the independent registered public accounting firm requires the number of votes cast for the proposals to exceed the number of votes cast against the proposals. Please note, however, that because the votes on the 2011 compensation of named executive officers and the frequency of future votes on compensation of named executive officers are advisory, the outcome of such votes will not be binding on the Board or the Company.  Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on a proposition, will not be counted for the purpose of determining the number of votes cast.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxies (Messrs. D. Milligan or Nelson) will use their personal judgment to determine how to vote your shares.  The Company is not aware of any matters to be presented at the Annual Meeting other than the proposals described above.

If the Annual Meeting is adjourned and reconvened, the proxies can vote your shares at the reconvened meeting (within eleven months of the date of your proxy) unless you have revoked your proxy instructions.

If you hold shares through a broker, follow the voting instructions provided by your broker.  If you want to vote in person, a legal proxy must be obtained from your broker and brought to the Annual Meeting.  If you do not submit voting instructions to your broker, your broker is not permitted to vote on your behalf in the election of directors, on the 2011 compensation of the named executive officers, on the frequency of the shareholder advisory vote on the compensation of the named executive officers, and on the West Bancorporation, Inc. 2012 Equity Incentive Plan.  Your broker is generally permitted to vote your shares in its discretion on all other routine matters.

Proxy Statement Table of Contents

A holder of stock in the Company's Employee Savings and Stock Ownership Plan can direct the Trustee of the Employee Savings and Stock Ownership Plan how to vote the number of shares held in the Employee Savings and Stock Ownership Plan for the benefit of such holder as of the record date for any matter put to the vote of the Shareholders.  If a holder of such shares does not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for the benefit of the holder in the same proportion as those shares of stock held in the Employee Savings and Stock Ownership Plan for which the Trustee has received proper directions for voting.

A form of proxy is enclosed.  Before the Annual Meeting, you can appoint a proxy to vote your shares of stock by completing and signing the enclosed proxy card and mailing it in time to be received before the Annual Meeting, or by using the Internet.  The electronic proxy appointment procedures are designed to confirm your identity and to allow you to give your proxy voting instructions.  If you wish to vote via the Internet, please follow the instructions on the proxy card.

If your proxy is properly signed, returned, and not withdrawn or revoked, then the shares represented thereby will be voted in accordance with your instructions.  IF YOU DO NOT INDICATE A CHOICE FOR ANY PARTICULAR ITEM ON THE PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN, FOR APPROVAL OF THE 2011 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED HEREIN, FOR A PERIOD OF ONE-YEAR FOR THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS, FOR THE WEST BANCORPORATION, INC. 2012 EQUITY INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time prior to the Annual Meeting.  You may revoke a proxy electronically by entering a new vote via the Internet or by filing either a written revocation of the proxy or a duly executed proxy bearing a later date with the Secretary of the Company at the Company's principal office at 1601 22nd Street, West Des Moines, Iowa 50266, Attn: Alice A. Jensen, Corporate Secretary.  You may also withdraw a proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting without voting in person will not serve as the revocation of a proxy. If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.

The Company will bear the cost of solicitation of proxies.  In addition to the use of mail, proxies may be solicited by officers, directors, and employees of the Company, without extra compensation, by telephone, email, facsimile, or personal contact.  It will greatly assist the Company in limiting expense in connection with the Annual Meeting if each Shareholder who does not expect to attend the Annual Meeting will promptly return a signed proxy or vote via the Internet.

PROPOSALS FOR ANNUAL MEETING

Item 1. Election of Directors.

The Board recommends a vote FOR each of the nominees listed in the table on the following page.

The Bylaws of the Company provide that the number of directors of the Company shall not be less than 5 or greater than 15. The Board currently consists of eleven members.  For reasons explained below in the Report of the Nominating and Corporate Governance Committee, the Board has set the number of directors for 2012 at eleven. Proxies cannot be voted for more than eleven persons.

The term for directors is until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death, or incapacitation.

Properly executed proxies in the accompanying form will be voted FOR the election of the listed individuals, unless contrary instructions are given.  If any nominee or nominees shall become unavailable for election, it is intended that the size of the Board will be reduced accordingly.  Any Shareholder has the option to withhold authority to vote for any or all nominees or to withhold authority to vote for individual nominees.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

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Information concerning the nominees, including their ages, year first elected as director, and business experience during the previous five years as of February 23, 2011, is set forth below.  All of the nominees are currently serving as directors of the Company and its wholly-owned bank subsidiary, West Bank.

Name (Age)	Has Served as Director Since	Principal Occupation and/or Position with Company and its Subsidiary
Frank W. Berlin (Age 66)	1995	President, Frank W. Berlin & Associates, and Director of the Company and West Bank West Des Moines, Iowa
Thomas A. Carlstrom (Age 66)	2009	Neurosurgeon, private practice, and Director of the Company and West Bank Des Moines, Iowa
Joyce A. Chapman (Age 67)	2009	Retired, and Director of the Company and West Bank Des Moines, Iowa
Steven K. Gaer (Age 51)	2011	Chief Operating Officer and General Counsel, R&R Realty Group, and Director of the Company and West Bank West Des Moines, Iowa
Kaye R. Lozier (Age 66)	2009	Director of Donor Relations, Community Foundation of Greater Des Moines, and Director of the Company and West Bank Des Moines, Iowa
David R. Milligan (Age 64)	2009	Chairman and Director of the Company and Director of West Bank
George D. Milligan (Age 55)	2005	President, The Graham Group, Inc., and Director of the Company and West Bank Des Moines, Iowa
David D. Nelson (Age 51)	2010	Chief Executive Officer, President, and Director of the Company; Chairman, Chief Executive Officer, and Director of West Bank
James W. Noyce (Age 56)	2009	Retired, and Director of the Company and West Bank West Des Moines, Iowa
Robert G. Pulver (Age 64)	1984	President and Chief Executive Officer, All-State Industries, Inc., and Director of the Company and West Bank West Des Moines, Iowa
Lou Ann Sandburg (Age 63)	2011	Retired, and Director of the Company and West Bank Clive, Iowa

The particular experiences, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director are as follows.

Frank W. Berlin has served as a Director of West Bank since 1995.  Mr. Berlin is President of Frank W. Berlin & Associates, a West Des Moines company specializing in employee benefits.  He has extensive knowledge of and familiarity with the Central Iowa business community.  He also has extensive knowledge and experience with executive compensation programs.

Thomas A. Carlstrom has served as a Director of West Bank since 1996.  Dr. Carlstrom is a neurosurgeon in private practice in Des Moines.  He has extensive knowledge of and familiarity with the Central Iowa business community.

Joyce A. Chapman has served as a Director of West Bank since 1975.  Mrs. Chapman served as an officer of West Bank from 1971 until she retired as Executive Vice President in 2006.  During her career at West Bank, she served in a variety of capacities, covering virtually all aspects of bank administration and operation.  Mrs. Chapman is also a board member of the public company American Equity Investment Life Holding Company.  She has extensive knowledge and experience with bank regulation as well as practices and procedures.  She also has extensive knowledge of and familiarity with the Central Iowa business community.

Steven K. Gaer has served as a Director of West Bank since April 2011. Mr. Gaer is Chief Operating Officer and General Counsel for R&R Realty Group, one of Central Iowa's largest commercial real estate development, management, and investment companies. He has extensive knowledge of commercial real estate structuring, financing and underwriting. He is also currently serving as the Mayor of the City of West Des Moines, Iowa, a position he has held since April 2007. Mr. Gaer is currently serving on the following boards: Greater Des Moines Partnership; Choose Des Moines Communities; Metropolitan Planning Organization; and the County Assessor Boards for Polk, Dallas, Madison, and Warren counties. Mr. Gaer has familiarity with the Central Iowa business community.

Kaye R. Lozier has served as a Director of West Bank since 2005.  Mrs. Lozier is the Director of Donor Relations for the Community Foundation of Greater Des Moines.  She is involved in the Des Moines area, serving as Chair for the Des Moines Enterprise Zone Commission.  She has extensive knowledge of and familiarity with the Central Iowa business community.

Proxy Statement Table of Contents

David R. Milligan has served as a Director of West Bank since 2000.  Mr. Milligan has served as Chairman of the Company since April 2010.  Mr. Milligan joined West Bank in 1980 and served in various capacities, including General Counsel.  He retired as Executive Vice President of the Company, and as Chairman and Chief Executive Officer of West Bank on December 31, 2004.  He served as a Director of the Company from 2002 through 2004, and as Vice Chairman of West Bank until December 2006.  He was a self-employed attorney and “Of Counsel” with Ahlers & Cooney, P.C. of Des Moines, Iowa, from March 2007 through February 2009.  Mr. Milligan resumed part-time employment with West Bank in February 2009 and full-time employment in May 2009.  Mr. Milligan was elected interim Chief Executive Officer of the Company and interim Chief Executive Officer and Chairman of West Bank in July 2009 and served in those positions until April 1, 2010.  He then served as Executive Vice President of West Bank from April 1, 2010, through April 30, 2010. He has extensive knowledge of bank regulatory matters, loan portfolio management, corporate governance, and the Central Iowa business community.

George D. Milligan has served as a Director of West Bank since 1994.  Mr. Milligan is President of the Graham Group, Inc., a Des Moines, Iowa-based real estate development and investment company.  He has extensive knowledge of commercial real estate financing and underwriting and familiarity with the Central Iowa business community.  He is also a board member of the public company, United Fire & Casualty Company of Cedar Rapids, Iowa.

David D. Nelson has served as a Director of West Bank since April 2010. Mr. Nelson joined the Company on April 1, 2010, as Chief Executive Officer and President and as Chairman and Chief Executive Officer of West Bank. Mr. Nelson has more than 25 years of experience in commercial banking.  Prior to joining the Company, he was the President of Southeast Minnesota Business Banking and President, Wells Fargo Bank Rochester, in Rochester, Minnesota.  He has strong backgrounds in customer relationship building, credit, and leadership development.

James W. Noyce has served as a Director of West Bank since July 2009.  Mr. Noyce has nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer of FBL Financial Group, Inc. and Farm Bureau Financial Services Companies from January 2007 through April 2009, and Chief Financial Officer from January 1996 through December 2006.  Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President.  He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.  Mr. Noyce served as the Senior Advisor and Major Gifts Officer for Drake University Athletics from August 2009 to November 2010.  Mr. Noyce is a board member of the public company United Fire & Casualty Company of Cedar Rapids, Iowa.  He is also a board member of the registered investment company Berthel Fisher Financial Services, Inc. of Marion, Iowa. He is an audit committee financial expert and serves as chair of the Audit Committee.  Mr. Noyce is a certified public accountant (inactive), a Fellow of the Casualty Actuarial Society, and an Associate of the Society of Actuaries.

Robert G. Pulver has served as a Director of West Bank since 1981.  He has also served as Vice Chairman of the Board since July 2009.  Mr. Pulver is the President and Chief Executive Officer of All-State Industries, Inc., an industrial rubber products manufacturer, which he founded and has operated for 35 years.  He has extensive knowledge of and familiarity with the Central Iowa business community.

Lou Ann Sandburg has served as a Director of West Bank since April 2011. Mrs. Sandburg served as Vice President of Investments at FBL Financial Group, a publicly traded financial services company located in West Des Moines, Iowa, from 1998 until her retirement in 2008. From 1980 through 1998, Mrs. Sandburg managed various fixed-income portfolios at FBL. Mrs. Sandburg is a board member of the registered investment company Berthel Fisher Financial Services, Inc. of Marion, Iowa. She is also a chartered financial analyst.

As noted above, with the exception of Mrs. Chapman, who is a Director of American Equity Investment Life Holding Company, Mr. G. Milligan, who is a Director of United Fire & Casualty Company, Mr. Noyce, who is a Director of United Fire & Casualty Company and Berthel Fisher Financial Services, Inc., and Mrs. Sandburg, who is a Director of Berthel Fisher Financial Services, Inc., none of the other above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or registered as an investment company under the Investment Company Act of 1940.  Additionally, those are the only directorships which require disclosure that have been held by the nominees in the past five years.

None of the nominees for director have any family relationship with any other nominees or with any executive officers of the Company.

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Item 2. Approve the 2011 Compensation of the Company's Named Executive Officers.

The Board recommends a vote FOR approval of the 2011 compensation of the named executive officers.  Proxies in the accompanying form will be voted FOR approval of the 2011 compensation of the named executive officers unless contrary instructions are given.

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enacted in July 2010, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), require publicly traded companies, such as the Company, to conduct an advisory shareholder vote to approve compensation of named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s pay program for its named executive officers. The Company is requesting Shareholder approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2011 as listed in the Summary Compensation Table (appearing on page 28 of this proxy statement) and as described in more detail in the Compensation Discussion and Analysis section of this proxy statement.  The Company believes that its executive compensation programs, as explained in the Executive Compensation section of this proxy statement, are straightforward and reasonable. As explained in the Compensation Discussion and Analysis section, the general objectives and important factors for the Company's executive compensation program include significant emphasis on the long-term success of the Company through long-term performance of its executives. Shareholders are urged to read carefully the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and narrative disclosures that describe the compensation of our named executive officers in 2011. The Board has previously approved the 2011 compensation.

The following resolution is submitted for Shareholder approval:

"RESOLVED, that West Bancorporation, Inc.'s Shareholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and Analysis' and the tabular disclosure regarding named executive officer compensation under 'Executive Compensation' contained in the West Bancorporation's proxy statement dated March 7, 2012."

Approval of this resolution requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. While this Say-on-Pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

Item 3. Provide a Non-Binding Advisory Vote as to the Frequency (Every One, Two or Three Years) of the Non-Binding Shareholder Vote to Approve the Compensation of the Company's Named Executive Officers.

The Board recommends a vote FOR a one-year frequency for the non-binding Shareholder vote to approve the compensation of our named executive officers. Proxies in the accompanying form will be voted FOR approval of the one-year frequency unless contrary instructions are given.

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as the Company, to provide a resolution to determine whether shareholder votes on the compensation of the named executive officers, such as the proposal contained in Item 2 above, will occur every one, two, or three years. In accordance with these requirements we are providing Shareholders with an advisory vote on the frequency with which our Shareholders will vote on the compensation of the named executive officers.

The advisory vote on the frequency of Say-on-Pay votes is a non-binding vote as to how often Say-on-Pay votes should occur: every year, every two years or every three years. In addition to those choices, Shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of Say-on-Pay votes at least once every six years.

After careful consideration, the Board is recommending that future shareholder Say-on-Pay votes be conducted annually. The Board values and encourages constructive input from our shareholders regarding the Company's compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. An annual Say-on-Pay vote will provide the Board and the Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.

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Although the Board recommends a Say-on-Pay vote every year, Shareholders are not voting to approve or disapprove the Board's recommendation. Rather, Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Shareholders of West Bancorporation determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on the compensation of the named executive officers set forth in West Bancorporation's proxy statement for its annual meeting of shareholders, beginning with the 2012 Annual Meeting of Shareholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be deemed the choice of the Shareholders.

While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Board will take into account the outcome of the vote when determining the frequency of future Say-on-Pay votes.

Item 4. Approve the West Bancorporation, Inc. 2012 Equity Incentive Plan.

The Board recommends a vote FOR approval of the West Bancorporation, Inc. 2012 Equity Incentive Plan.

On January 25, 2012, the Board approved the West Bancorporation, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) for the Company and its subsidiary, subject to Shareholder approval. A summary of the material provisions of the 2012 Plan is set forth below. A copy of the 2012 Plan is attached to this proxy statement as Exhibit A.

Purpose

The 2012 Plan was established by the Board to promote the Company's long-term financial success, to attract, retain and reward persons who can and do contribute to the Company's success, and to further align the 2012 Plan participants' interests with those of the Company's shareholders. The 2012 Plan will be administered by a committee selected by the Board (the "Committee"). Currently the Compensation Committee shall serve as the Committee under the 2012 Plan, which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

The 2012 Plan incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory, and financial accounting standards in a manner mutually consistent with the purposes of the 2012 Plan and shareholder interests.

The maximum number of shares of the Company's common stock that could be issued and delivered to participants, or their beneficiaries, under the 2012 Plan is 800,000 shares, subject to permitted adjustments for certain corporate transactions and for forfeited shares. This equals approximately 4.6 percent of the current outstanding common shares as of the date of this proxy statement.

If the Shareholders approve the 2012 Plan, the West Bancorporation, Inc. Restricted Stock Compensation Plan (the “Restricted Stock Compensation Plan”) will be terminated as of the date of Shareholder approval of the 2012 Plan. The Restricted Stock Compensation Plan allowed the Company to purchase 300,000 shares for grants to participants, however, there are no outstanding awards under the Restricted Stock Compensation Plan as of the date of this proxy statement.

To the extent that any shares covered by an award under the 2012 Plan are forfeited or are not delivered for any reason, including because the award is forfeited, canceled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2012 Plan. For stock appreciation rights (“SARs”) that are settled in stock, only the actual shares delivered will be counted for purposes of these limitations. If any option granted under the 2012 Plan is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations. If the withholding tax liabilities arising from an award under the 2012 Plan are satisfied by the tendering of shares of Company common stock to the Company or by the withholding of shares by the Company, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2012 Plan.

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The 2012 Plan's effective date is January 25, 2012, subject to approval by the Company's Shareholders. If approved, the 2012 Plan will continue in effect until terminated by the Board; provided, however, that no awards may be granted under the 2012 Plan after the 10-year anniversary of its effective date. Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2012 Plan.

The following additional limits apply to awards under the 2012 Plan:

•
The maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that are granted to any one participant during any calendar year is 50,000 shares;

•
The maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 50,000 shares; and

•
The maximum amount of cash incentive awards or cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant with respect to any calendar year is $500,000.

The Committee may use shares available under the 2012 Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, recapitalization, reorganization or merger), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award's status as “performance-based compensation” under Code Section 162(m). However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2012 Plan.

Awards granted under the 2012 Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Code and the Employee Retirement Income Security Act of 1974; provided, however, that the Committee has the discretion to permit the transfer of awards under the 2012 Plan to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations; provided, further, that such transfers are made without consideration to the participant.

Eligibility

Selected employees and directors of, and service providers to, the Company and its subsidiaries are eligible to become participants in the 2012 Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2012 Plan and the type and amount of any such awards.

Options

The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms of the individual award. Awards of options must expire no later than ten years from the date of the grant (and no later than five years for incentive stock options granted to a person that beneficially owns ten percent or more of the Company's common stock).

The exercise price for any option may not be less than the fair market value of the Company's common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns ten percent or more of the Company's common stock at the time of grant may not be less than 110 percent of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

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Options awarded under the 2012 Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2012 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option may be paid in cash, by personal, certified or cashiers' check, in shares of the Company's common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by net exercise, by other property deemed acceptable by the Board, by irrevocably authorizing a third party to sell shares of the Company's common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received will be equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under a predecessor plan. SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards

A stock award is a grant of shares of the Company's common stock or a right to receive shares of the Company's common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units, or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives, or period of service requirements are set by the Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company's common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or the Company's common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

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Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant's termination of service, the participant will forfeit or pay the following to the Company:

•	All outstanding awards granted to the participant under the 2012 Plan, including awards that have become vested or exercisable;

•
Any shares held by the participant in connection with the 2012 Plan that were acquired after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service;

•
The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service; and

•
The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2012 Plan after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

$1 Million Limit

Code Section 162(m)

A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our Chief Executive Officer and three other most highly compensated executive officers other than the Chief Financial Officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is generally expected that options and SARs granted under the 2012 Plan will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance Measures

The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (such as earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share); financial return ratios (such as return on investment, return on invested capital, return on equity or return on assets); “Texas Ratio”; expense ratio; efficiency ratio; increase in revenue or operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; nonperforming assets; loans; deposits; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, or goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units of the Company or a subsidiary, or a specific, or group of, product lines, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

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Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2012 Plan then held by a participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately, if (i) the 2012 Plan is not fully assumed in the change in control or (ii) the 2012 Plan is fully assumed in the change in control and the participant incurs a termination of service without cause or for good reason following the change in control. Notwithstanding the immediately preceding sentence, if the vesting of an award is conditioned upon the achievement of performance measures, then such vesting will be subject to the following: if, at the time of the change in control, the performance measures are less than 50 percent attained (based upon a pro rata determination through the change in control), the award will become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50 percent; and if, at the time of the change in control, the performance measures are at least 50 percent attained (based upon a pro rata determination through the change in control), the award will become fully earned and vested immediately upon the change in control.

For purposes of the 2012 Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 51 percent or more of the voting stock of the Company, except that the acquisition of such an interest by a benefit plan sponsored by the Company or through a corporate restructuring in which another member of the Company's control group acquires such an interest generally will not be a change in control for purposes of the 2012 Plan, (ii) during any 12-month period, a majority of the board members serving as of the 2012 Plan's effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 51 percent or less of the voting stock of the resulting company or (iv) the consummation of a complete liquidation or dissolution or an agreement for the disposition of all or substantially all of the assets of the Company occurs. In the event an award under the 2012 Plan constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.

Amendment and Termination

The Board may at any time amend or terminate the 2012 Plan or any award granted under the 2012 Plan, but no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not amend any provision of the 2012 Plan to materially increase the original number of shares that may be issued under the 2012 Plan (other than as provided in the 2012 Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2012 Plan without approval of the Company's shareholders. Notwithstanding the foregoing, the Board may amend the 2012 Plan at any time, retroactively or otherwise, to ensure that the 2012 Plan complies with current or future law without shareholder approval, and the Board may unilaterally amend the 2012 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

All awards, amounts and benefits received under the 2012 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2012 Plan.

Nonqualified Stock Options

The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

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Incentive Stock Options

The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights

The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards

A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards

A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements with respect to awards under the 2012 Plan. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Company's minimum statutory withholding obligation.

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Change in Control

Any acceleration of the vesting or payment of awards under the 2012 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20 percent excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2012 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2012 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

*    *    *    *    *

The number and types of awards to be made pursuant to the 2012 Plan are subject to the discretion of the Committee and are not determinable at this time. It is anticipated that the Committee will consider making grants to its named executive officers and other employees under the 2012 Plan later in the current calendar year.

Under applicable law, the adoption of the 2012 Plan requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. In tabulating the votes, broker non-votes and abstentions on the adoption of the 2012 Plan will be disregarded and have no effect on the outcome of the vote.

EQUITY COMPENSATION PLAN INFORMATION
The Company currently maintains the West Bancorporation, Inc. Restricted Stock Compensation Plan that provides for the grant of Company common stock to officers, other employees and directors. The Restricted Stock Compensation Plan was approved by our shareholders in 2005. If the Shareholders approve the 2012 Plan, the Restricted Stock Compensation Plan will be terminated with no awards outstanding. The following table sets forth information regarding outstanding options and shares available for future issuance under these plans as of December 31, 2011:

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	—	—	300,000
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	300,000
Item 5. Ratify the Appointment of Independent Registered Public Accounting Firm.

The Board recommends a vote FOR the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2012.  Proxies in the accompanying form will be voted FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2012, unless contrary instructions are given.

The Audit Committee of the Board has selected the accounting firm of McGladrey & Pullen, LLP, independent certified public accountants, as the independent registered public accounting firm for the Company for the year ending December 31, 2012.  McGladrey & Pullen, LLP will conduct the audit examination of the Company and its subsidiary for 2012.  McGladrey & Pullen, LLP was also the independent registered public accounting firm and performed the Company's audit for the years ending December 31, 2011 and 2010.  The Company is asking its Shareholders to ratify the appointment of McGladrey & Pullen, LLP.  For a description of the fees for services rendered by McGladrey & Pullen, LLP for 2011 and 2010, and a description of the Company's policy regarding the approval of independent registered public accountants' fees, see the section of this report titled Independent Registered Public Accounting Firm.

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Although ratification by the Shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the Shareholders.  In the event the Shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding McGladrey & Pullen, LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Under applicable law, the ratification of the appointment of McGladrey & Pullen, LLP requires the number of votes cast for the proposal to exceed the number of votes cast against the proposal at the Annual Meeting. In tabulating the votes, broker non-votes and abstentions on the ratification of the appointment of McGladrey & Pullen, LLP will be disregarded and have no effect on the outcome of the vote.

Other Matters.  Management does not know of any other matters to be presented at the Annual Meeting, but should other matters properly come before the Annual Meeting, the proxies will vote on such matters in accordance with their best judgment.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

General

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are generally held on a quarterly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisors, such as our legal counsel, auditors, and other consultants.

The Board currently has eleven directors and will have eleven directors after the Annual Meeting if all nominees stand for election. The Board has determined that the following nine existing directors are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K, and the Board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions.

Frank W. Berlin
Thomas A. Carlstrom
Joyce A. Chapman
Steven K. Gaer
Kaye R. Lozier
George D. Milligan
James W. Noyce
Robert G. Pulver
Lou Ann Sandburg

In 2011, the Board held four regularly scheduled quarterly meetings, one organizational meeting, two special meetings, and two Executive Committee meetings. Each director is required to attend at least 75 percent of the full Board meetings and the meetings of any committees on which the director serves. This requirement was satisfied by all directors. Board members are encouraged to attend the Annual Shareholders' Meeting, and all Board members attended the 2011 Annual Meeting, except Mr. Gaer.

The Board has established the following standing committees:

Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee

The Board has adopted written charters for each standing committee. The charters may be seen on the Investor Relations, Corporate Governance section of the Company's website (www.westbankiowa.com). The membership and primary responsibilities of the committees are described below. The 2011 report of each committee follows its description.

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Board Leadership Structure

The Board believes that having a non-chief executive officer director serve as Chairman of the Board is in the best interests of shareholders.  The Board intends to maintain the leadership structure of a non-chief executive officer chairman for at least the foreseeable future.  The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be particularly useful in providing consistent oversight and strategic direction to the Company.  The Board does not intend to micro-manage the Company and expects Mr. Nelson to take the lead in developing strategic plans and day-to-day leadership and performance of the Company.  The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the shareholders.

Board's Role in Risk Oversight

The Board has historically performed its risk oversight function primarily through its three standing committees (Audit, Compensation, and Nominating and Corporate Governance), which report to the whole Board and are comprised solely of independent directors. The Board also uses an Executive Committee comprised of four independent directors, the Chairman, and the Chief Executive Officer for updates and consultations on an as needed basis.  This structure has provided greater day-to-day Board awareness of policy and operational issues at the Company.

The Board's Audit Committee, which also functions as West Bank's Audit Committee, is charged with reviewing with management the Company's financial, credit, market, liquidity, reputation, transaction, and operational risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.  These reviews are completed at least annually.  The Audit Committee receives quarterly reports of the securities in West Bank's investment portfolio.  In addition, the Audit Committee has quarterly executive sessions with both the Company's independent and internal auditors concerning any topic of concern to the auditors.  Internal auditing is done by an independent public accounting firm retained by the Audit Committee.  The Audit Committee also retains and receives an annual report from an independent public accounting firm employed specifically to review West Bank's Trust Department.

The Compensation Committee is charged in its charter with at least annually reviewing all compensation policies, practices, and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or West Bank or are otherwise inconsistent with the shareholders' long-term best interests.

Code of Ethics

We have a Code of Conduct in place that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct may be viewed on the Company's website (www.westbankiowa.com) under Investor Relations, Corporate Governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code of Conduct with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website. The Audit Committee reviewed the Company's Code of Conduct during 2011 and recommended changes to the Board which were implemented.

Audit Committee.  The members of the Audit Committee are James W. Noyce, Chair, Joyce A. Chapman, George D. Milligan, and Lou Ann Sandburg.  Each of the Audit Committee Members is considered "independent" according to Nasdaq listing requirements and Rule 10A-3 of the Exchange Act, as required for audit committee membership. Mr. Noyce is an "audit committee financial expert" as defined in the Sarbanes-Oxley Act of 2002 and related regulations based on his level of education and work experience, as described previously in this proxy statement.  The Audit Committee selects the independent auditors; reviews with the independent and internal auditors the plan, scope, and results of the auditors' services; approves their fees; and reviews the Company's financial reporting and internal control functions and risk assessment.  Additionally, the Audit Committee reviews all policies of the Company and its subsidiaries, except the West Bank loan and trust policies, prior to submission of the policies to the Board for approval.  The Audit Committee has authority to retain special legal, accounting, or other consultants as it deems appropriate or necessary. The Audit Committee also performs the other duties set forth in its charter.  The Audit Committee is prepared to meet privately at any time at the request of the independent registered public accountants or members of management to review any special situation arising on any of the above subjects.  The Audit Committee reviews its charter at least annually and recommends changes when deemed necessary.  The Audit Committee met four times during 2011, and also met with the Company's management and internal and independent auditors four times in executive session. Messrs. G. Milligan and Noyce are members of the Audit Committee who also serve on the audit committee of another listed company (United Fire & Casualty Company). Mrs. Sandburg also serves on the audit committee of Berthel Fisher Financial Services, Inc. The functions of the Audit Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankiowa.com) under Investor Relations, Corporate Governance.

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Audit Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•	It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2011, with management;

•
It has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
It has received the written disclosures and the letter from our independent accountant, McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence;

•
Based on the review and discussions referred to immediately above, it recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2011, for filing with the SEC;

•	It has reviewed and approved or ratified all related party transactions between the Company and its directors; and

•	The Board has approved the Audit Committee Charter.

The undersigned members of the Audit Committee have submitted this report.

James W. Noyce, Chair
Joyce A. Chapman
George D. Milligan
Lou Ann Sandburg

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Compensation Committee.  The Compensation Committee consists of Robert G. Pulver, Chair, Frank W. Berlin, Thomas A. Carlstrom, and Steven K. Gaer, each of whom is an independent director as defined by Nasdaq listing requirements, an "outside" director pursuant to Section 162(m) of the Code, and a "non-employee" director under Section 16 of the Exchange Act. As required by the Compensation Committee's charter, the members of the Compensation Committee are elected annually by the independent directors of the Board.  The Compensation Committee annually reviews the Company's compensation and benefit programs, including compensation for the named executive officers.  The Compensation Committee makes compensation recommendations to the Board concerning amounts and the form of executive and director compensation.  The independent directors of the Board determine the compensation.  The Compensation Committee has authority to retain consultants and advisors, which it does periodically.  The Compensation Committee did use a compensation consultant in 2011.  The Compensation Committee retained Frederic W. Cook & Co., Inc. (the “Consultant”) in July 2011 to provide the Compensation Committee with independent, objective analysis and professional opinions on executive compensation matters. This Consultant is independent, reports directly to the Chair of the Compensation Committee and performs no other work for the Company. The Consultant assisted the Compensation Committee in the review of the total compensation program conducted in 2011, including gathering and analyzing market data for compensation paid for similar positions at companies with which we compete for executive talent. The Consultant also provided input on marketplace trends and best practices relating to competitive pay levels as well as developments in regulatory and technical matters. The Compensation Committee may delegate any of its authorities to a sub-committee but has not done so to date.  The Compensation Committee considers input from the executive officers concerning executive and other compensation but is not required to do so.  The Compensation Committee met four times during 2011.  Although the Company exited the Capital Purchase Program ("CPP") during 2011, it was the role of the Compensation Committee to monitor and certify the risk assessment process for CPP purposes during the Company's participation in the program. The Compensation Committee also took a number of other actions since 2008 to comply with the provisions of the CPP rules and is responsible for certain remaining obligations of the Company under the rules until such obligations expire (as described in the Compensation of Named Executive Officers section of this proxy statement). The members of the Compensation Committee have reviewed the senior executive officer compensation plans and have made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company; they have reviewed the employee compensation plans and have made reasonable efforts to limit any unnecessary risks these plans pose to the Company; and they have reviewed the employee compensation plans to ensure features of these plans would not encourage the manipulation of reported earnings to enhance the compensation of any employee. The functions of the Compensation Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankiowa.com) under Investor Relations, Corporate Governance. Additional details about the Compensation Committee's processes and procedures are discussed in the Compensation Discussion and Analysis below.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified above. No Compensation Committee members have ever been officers or employees of the Company or West Bank. No executive officer served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our Board or a member of the Compensation Committee.

Compensation Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee hereby states as follows:

•	It has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management, and

•	Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned members of the Compensation Committee have submitted this report.

Robert G. Pulver, Chair
Frank W. Berlin
Thomas A. Carlstrom
Steven K. Gaer

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Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee members are Frank W. Berlin, Chair, Steven K. Gaer, Kaye R. Lozier, and Robert G. Pulver, all of whom are independent directors as defined by Nasdaq listing requirements. As required by the Nominating and Corporate Governance Committee's charter, the members of the Nominating and Corporate Governance Committee are elected annually by the independent directors of the Board.  During 2011, the Nominating and Corporate Governance Committee met one time.  This Nominating and Corporate Governance Committee makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.  It develops policies and processes regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the Company and its shareholders, including establishment and periodic review of a code of ethics and conduct for all directors and employees.  This Nominating and Corporate Governance Committee will consider for nomination at the 2013 Annual Meeting, as part of its nomination process, any director candidate recommended by a shareholder who follows the procedures shown under the heading 2013 Shareholder Proposals.

The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:

Procedures for identifying candidates:

a)	Review current directors of the Company;

b)	Review current directors of West Bank;

c)	Solicit input from existing directors and executive officers; and

d)	Review submissions from shareholders, if any.

The following criteria will be considered when evaluating nominee candidates:

a)	Composition

The Board should be composed of:

1.	Directors chosen with a view to bringing to the Board a variety of experiences and backgrounds;

2.	Directors who have high-level managerial experience or are accustomed to dealing with complex challenges; and

3.
Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of overall composition and needs of the Board.

A majority of the Board's directors shall be independent directors under the criteria for independence as stated by the SEC and Nasdaq. The Nominating and Corporate Governance Committee has historically considered diversity in its director nomination process without a formally developed policy. The Nominating and Corporate Governance Committee anticipates that it will continue to consider diversity expansively to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes as well as characteristics such as race, gender and national origin.

b)	Selection Criteria

In considering possible candidates for nomination as a director, the Nominating and Corporate Governance Committee and other directors consider the following general guidelines and criteria:

1.
Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting, and have a reputation for working constructively with others;

2.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

3.	Each director should be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director; and

4.
The Chief Executive Officer is expected to be a director.  Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for senior executive positions.

The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including shareholder recommendation. Because of this, there is no separate policy with regard to consideration of candidates recommended by shareholders.

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Nominating and Corporate Governance Committee Report

During 2011, the Nominating and Corporate Governance Committee reviewed the existing Board composition giving specific attention to the questions of the desirable size of the Board and how many insiders should be on the Board. The Nominating and Corporate Governance Committee decided that it was in the best interest of the shareholders to continue the model of having only one member of management, the Chief Executive Officer, on the Board in order to clearly differentiate the roles of the Board and management. In addition, the Nominating and Corporate Governance Committee decided to keep the size of the Board at eleven directors. The full Board adopted the Nominating and Corporate Governance Committee's recommendations.

The Nominating and Corporate Governance Committee evaluated the qualifications and performance of each of the other members of the Board. In its evaluation, the Nominating and Corporate Governance Committee compared each of the current directors to the qualifications and characteristics of a director set forth in the Nominating and Corporate Governance Committee's charter.  The Nominating and Corporate Governance Committee then polled each director to determine his or her willingness to stand for re-election and determined that each was willing to continue service.  The Nominating and Corporate Governance Committee did not receive any shareholder recommendations for 2012 director nominees in 2011. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2012.

Based on the foregoing, the Nominating and Corporate Governance Committee recommended to the Board that Frank W. Berlin, Thomas A. Carlstrom, Joyce A. Chapman, Steven K. Gaer, Kaye R. Lozier, David R. Milligan, George D. Milligan, David D. Nelson, James W. Noyce, Robert G. Pulver, and Lou Ann Sandburg should be nominated for re-election to the Board at the Annual Meeting. The Board accepted the recommendation.

During 2011, the Nominating and Corporate Governance Committee reviewed its charter and no changes were recommended to the Board.  The charter may be reviewed on the Company's website (www.westbankiowa.com) under Investors Relations, Corporate Governance.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

Frank W. Berlin, Chair
Steven K. Gaer
Kaye R. Lozier
Robert G. Pulver

2011 Directors' Compensation

For 2011, directors of the Company received an annual retainer of $8,000, payable quarterly, plus $500 per regular meeting (Board and committee) or $600 for Audit Committee meetings.  Chairman D. Milligan also received a monthly fee of $5,000 for his service as Chairman of the Board. He maintains an office at the Company's headquarters and works regular office hours on Board matters and special assignments for West Bank. Directors of the Company who also served as directors of West Bank received fees of $450 through May 2011 and $500 beginning in June 2011 for each West Bank board meeting attended (ten meetings held) plus an annual retainer of $6,500, and $500 for loan committee meetings attended. Directors of the Company also received $400 through May 2011 and $500 beginning in June 2011 for other committee meetings attended.  Mr. Nelson does not receive directors' fees.

The Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional meeting fee of $100 per meeting.

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The following table sets forth all compensation earned or paid to the directors for services rendered in the fiscal year ended December 31, 2011.

Name	Fees Paid by Company	Fees Paid by West Bank	All Other Compensation (1)	Total
Frank W. Berlin	$15,100	$17,300	$—	$32,400
Thomas A. Carlstrom	12,500	18,150	2,101	32,751
Joyce A. Chapman	16,400	12,300	—	28,700
Steven K. Gaer	8,833	10,741	—	19,574
Kaye R. Lozier	11,500	13,650	—	25,150
David R. Milligan	72,500	17,300	—	89,800
George D. Milligan	17,900	17,300	400	35,600
James W. Noyce	17,800	13,100	—	30,900
Robert G. Pulver	15,400	16,800	480	32,680
Lou Ann Sandburg	10,033	8,241	—	18,274

(1)	All other compensation consists of fees normally charged by the West Bank Trust Department, which were waived for directors.

Security Ownership of Certain Beneficial Owners and Executive Officers

The following table contains the shares of the Company's common stock beneficially owned by each director, director nominee, and named executive officer listed in the Summary Compensation Table, and all directors and executive officers of the Company and subsidiaries (including named executive officers) as a group.  The ownership information is as of February 23, 2012.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Frank W. Berlin	50,856	*
Thomas A. Carlstrom (3)	43,997	*
Joyce A. Chapman (4)	28,224	*
Steven K. Gaer	500	*
Douglas R. Gulling	25,267	*
Kaye R. Lozier	3,020	*
David R. Milligan	25,709	*
George D. Milligan	3,500	*
David D. Nelson	31,092	*
James W. Noyce	3,000	*
Harlee N. Olafson	3,347	*
Robert G. Pulver (5) (6)	79,459	*
Lou Ann Sandburg	750	*
Brad L. Winterbottom	17,232	*
Executive officers and directors as a group (14 persons)	315,953	1.82%
*Indicates less than 1% ownership of outstanding shares.

(1)
Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power.  Beneficial ownership may be disclaimed as to certain of the shares.

(2)
Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company's Employee Savings and Stock Ownership Plan, and has sole investment and voting power with respect to such shares.

(3)	Includes Dr. Carlstrom's shares held in his spouse's name. Dr. Carlstrom disclaims any beneficial ownership of 3,000 shares held in his spouse's name.

(4)	Includes Mrs. Chapman's shares held in her spouse's name. Mrs. Chapman disclaims any beneficial ownership of 28,224 shares held in her spouse's name.

(5)	Includes Mr. Pulver's shares held in his spouse's name. Mr. Pulver disclaims any beneficial ownership of 6,614 shares held in his spouse's name.

(6)	Mr. Pulver's shares include 59,875 shares that are pledged to West Bank as loan collateral.

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Other Beneficial Owners

The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock. The ownership information is as of February 23, 2012.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding

The Jay Newlin Trust 6165 NW 86th Street Johnston, IA 50131	1,041,952	5.99%

American Equity Investment Life Holding Company 6000 Westown Parkway West Des Moines, IA 50266	1,440,592	8.28%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq.  Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  The Company has not received any Section 16(a) form indicating that any one person owns more than ten percent of the Company's stock and the Company does not know of any one Shareholder who owns more than ten percent of the Company's stock.  Based solely on its review of the copies of Section 16(a) forms received from its directors and executive officers and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2011 were filed.

Change in Control Agreements

The Company does not know of any arrangements or pledges that would result in a future change in control of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our named executive officers. It explains the structure and rationale of the various elements of compensation for our named executive officers and will place in perspective the information set forth in the “Executive Compensation” section that follows in the proxy statement. Our CD&A is organized as follows:

•
Objectives of Our Compensation Program. The objectives of our executive compensation program are based on our business model and the competitive pressures for executive talent. We structured our executive compensation program to reflect our compensation philosophy and related operating principles.

•
Elements of Compensation. There are several components of the compensation payable to our executive officers while they are employed by our Company. We emphasize elements that tie executive compensation to performance.

•	Compensation Process. We regularly review our compensation programs to ensure that we meet our compensation objectives.

•	Analysis of 2011 Compensation. The compensation for our named executive officers in 2011 reflected our compensation objectives and performance.

•
Regulatory Requirements. We consider the impact of guidance established by the Federal Deposit Insurance Corporation (the "FDIC") and other banking regulatory agencies, in addition to various other regulatory requirements in our decisions regarding our executive compensation.

•	Share Ownership and Retention Guidelines. We now require our named executive officers to maintain a significant equity interest in our Company.

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Objectives of Our Compensation Program

The Company, through West Bank, provides lending, deposit and trust services for individuals and businesses. We offer competitive personal and commercial banking products and are committed to providing superior customer service. We place a high priority on community service and are actively involved with many civic and community projects where we conduct business. Our compensation program goal is to create superior long-term value for our investors by attracting, motivating, and retaining outstanding employees who not only serve our customers but who also generate financial performances better than our competitors and other peers.

We operate in an intensely competitive and uncertain business environment. From a business perspective, not only do we compete with numerous companies in many markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies during varying economic conditions. Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility without the infrastructure support often provided in companies of similar size.

Our compensation program for executives is based on our business needs and challenges in creating shareholder value. To support the achievement of our business strategies and goals, we strive to:

•	Tie compensation to performance;

•	Provide equity compensation tied to long-term value for shareholders;

•	Align executives' financial interests with those of shareholders;

•	Support the Company's values, strategy, and development of employees;

•	Foster a team approach among top executives;

•	Attract, retain, and align leaders capable of delivering superior business results;

•	Provide competitive cash compensation and benefits opportunities; and

•	Adhere to the highest legal and ethical standards.

The Compensation Committee oversees our executive compensation programs to ensure that we appropriately compensate executives, motivate executives to achieve our business objectives, and align our executives' interests with the long-term interests of our shareholders. The Compensation Committee also reviews and discusses with management the potential for risks associated with the compensation policies and practices for executive officers as well as all employees to ensure that our practices are aligned with sound risk management.

Elements of Compensation

Our executive compensation program consists of several elements, each with an objective that fits into our overall compensation program. In 2011, the Compensation Committee conducted a comprehensive review of the executive compensation program in light of trends in market practice, recent regulatory developments, and internal considerations. As a result, various aspects of the program were modified, with some effective for 2012. The following overview explains the structure and rationale of the elements of compensation for 2011, with additional explanation, as applicable, for changes made for 2012.

Base Salary

Base salary is an important part of an executive's compensation, and the Compensation Committee reviews each executive officer's base salary annually, as well as at the time of a promotion or other change in responsibility. Any salary adjustments are usually considered on an annual basis. The specific salary for each executive officer depends on the executive's role in the Company, scope of responsibilities, experience and skills. Market practices are also considered in setting salaries. Base salaries are intended to assist us in attracting executives and recognizing differing levels of responsibility and contribution among executives.

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Annual Incentive Bonus

Annual cash bonuses are another important piece of total compensation for our executives. No bonuses were paid for 2009 and 2010, however, as our participation in the CPP precluded payments of cash incentives to our top officers. Discretionary bonuses were paid to the named executive officers for 2011 as explained in more detail below. Annual bonus opportunities are intended to support the achievement of our business strategies by tying a meaningful portion of compensation to financial results for the year as compared to internal and external standards. Annual bonus opportunities also are a key tool in attracting executives due to their market prevalence, and they add a variable component to our overall compensation structure. Opportunities are capped to avoid encouraging excessive risk-taking to maximize short-term results at the expense of long-term soundness.

As a result of the Compensation Committee's review of the Company's compensation program, bonuses for executive officers for 2012 will be determined based on quantitative and qualitative analyses. The quantitative analysis includes the Company's relative performance against a peer group of other banking organizations and our net profit compared to the prior year. The qualitative analysis will include any and all items deemed relevant by the Committee including, for example, regulatory action and changes in dividends. Based on the Committee's evaluation, it may increase or decrease the bonuses indicated from the peer comparison as it sees fit in its discretion, with all determinations by the Committee being final. Positive Company earnings are required for any bonuses to be paid to named executive officers.

Long-Term Stock Incentives

Equity compensation will be the other key element of the total compensation program for our named executive officers. Though we have in place our Restricted Stock Compensation Plan, we have never granted any awards under that plan to our named executive officers. It is our intent to use the new 2012 Plan in driving the creation of long-term value for shareholders, attracting and retaining executives capable of effectively executing our business strategies, and structuring compensation to account for the time horizons of risks. We will include equity compensation because it supports the achievement of many of our key compensation objectives:

•	Tie pay to performance by linking compensation to shareholder value creation.

•	Align executives' interests with those of shareholders.

•	Attract executives, particularly those interested in building long-term value for shareholders, as equity compensation is an element of competitive pay packages for executives.

•	Retain executives and reward future service, by providing for forfeiture of awards prior to satisfaction of multi-year service requirements.

Our CPP participation limited our ability to make awards under our Restricted Stock Compensation Plan. As explained above, the 2012 Plan presented to Shareholders for approval authorizes various types of long-term incentive awards. For 2012, we anticipate that equity awards will be in the form of restricted stock units vesting in annual installments tied to continued service over a period of five years. This approach is designed to align executives' interests with the interests of shareholders, provide a long-term planning horizon, mitigate excessive risk-taking, and retain participants.

Retirement Benefits

Our executives are eligible to participate in our Employee Savings and Stock Ownership Plan which is intended to assist executives as well as all eligible employees in providing for income and financial security in retirement. Executives participate under the same terms as other eligible employees. During 2011, this plan provided for a 100 percent Company matching contribution on the first three percent of employee deferrals and 50 percent on the next two percent of employee deferrals and an additional six percent discretionary Company contribution. Effective January 1, 2012, this plan provides for a 100 percent Company matching contribution on up to six percent of a participant's deferrals and up to an additional four percent discretionary Company contribution.

Perquisites and Other Benefits

We have generally avoided the use of perquisites and other types of non-cash benefits, and our executive officers participate in our other employee benefit programs on the same terms as other employees. Car allowances and reimbursement of club dues have been provided on a selective basis in the past, but were eliminated at the beginning of 2012 in an effort to streamline the program, reflect general trends in practice, and focus on compensation tied to performance.

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Employment Agreements, Severance Arrangements and Change in Control Provisions

We have entered into employment agreements with each of our named executive officers that set forth key terms of employment for each executive, including items such as base salary, incentive bonus provisions, employee benefits, relocation expenses (for Mr. Nelson and Mr. Olafson), non-compete provisions in the case of termination of employment, and indemnification against legal claims or actions. The current agreements do not provide for post-employment benefits whether the respective termination is before or after a change in control of the Company. We anticipate entering into new employment agreements in 2012 that will provide common industry protections for both the Company and the executives and will provide for limited severance benefits and appropriate non-competition and non-solicitation provisions. We believe employment agreements help us recruit and retain executives with the experience, skills, knowledge, and background needed to achieve our business goals and strategy.

As explained in the Shareholder proposal, the 2012 Plan provides for possible accelerated vesting of awards granted to all participants, including our named executive officers, in certain circumstances. Under the 2012 Plan, and to the extent not provided otherwise in the agreements setting forth the terms of the award, vesting will be accelerated for outstanding awards upon a “change in control” (as defined in the 2012 Plan) if the awards are not assumed or otherwise equitably converted into comparable awards by the acquiring company. If the awards are assumed by the acquiror and a participant's employment is terminated without “cause” or a participant resigns for “good reason,” the participant's awards will become vested (this is what is known as a “double trigger” approach). We adopted this approach, rather than providing for vesting solely upon a change in control (a “single trigger” approach) because we believe that the double trigger provides adequate employment protection and reduces potential costs associated with various strategic transactions for the benefit of the shareholders.

No Tax Gross-Ups

Under Section 280G of the Code, an executive may be subject to excise taxes on benefits received in relation to a change in control of the Company. While many companies provide excise-tax gross-ups to executives to place the executive in the same tax position as if the excise tax did not apply, we do not believe it is appropriate to provide this type of protection to any executive.

Compensation Process

The Compensation Committee oversees our compensation programs. It reviews each element of compensation for each of our named executive officers at least once each year and makes a final determination regarding any adjustments to their current compensation structure and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of the executive officer's responsibilities, performance and experience, as well as competitive compensation levels in reviewing compensation. During the annual review process, the Compensation Committee also reviews our full-year financial results against our performance and other banking organizations and the structure of our compensation programs relative to sound risk management.

Consulting Assistance

Under its charter, the Compensation Committee has the authority to retain its own compensation consultants. In July 2011, the Compensation Committee retained the Consultant, Frederic W. Cook & Co., Inc., to provide the Compensation Committee with independent, objective analysis and professional opinions on executive compensation matters. This Consultant is independent, reports directly to the Chair of the Compensation Committee and performs no other work for the Company. The Consultant assisted the Committee in the review of the total compensation program conducted in 2011, including gathering and analyzing market data for compensation paid for similar positions at companies with which we compete for executive talent. The Consultant also provided input on marketplace trends and best practices relating to competitive pay levels as well as developments in regulatory and technical matters.

Role of Executive Officers

Various members of management facilitate the Compensation Committee's consideration of compensation for our named executive officers by providing information for the Committee's review. This includes, among other items, financial results and analysis, performance evaluations, compensation provided to our named executive officers, technical and regulatory considerations, and input on program design and possible modifications.

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Market Benchmarking

Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. In 2011, we gathered information on pay levels and practices for a group of publicly-traded companies selected based on their business focus, scope and location of operations, size, and other considerations. A group of 12 benchmark companies was jointly selected by our Consultant and management and approved by the Compensation Committee in 2011. The Company is in the middle of the group in terms of size. The benchmark companies selected in 2011 were the following:

Baylake Corp.	Hills Bancorporation	MidWestOne Financial Group, Inc.
CFS Bancorp, Inc.	Horizon Bancorp	MutualFirst Financial, Inc.
Firstbank Corporation	Isabella Bank Corporation	Pulaski Financial Corp.
First Mid-Illinois Bancshares, Inc.	MetroCorp Bancshares, Inc.	QCR Holdings, Inc.

In January 2012, the following four companies were added to the group at the Compensation Committee's direction: BankFinancial Corporation, Macatawa Bank Corporation, Mercantile Bank Corporation, and NASB Financial, Inc.. The companies in the group will be reviewed and evaluated on a regular basis.

Analysis of 2011 Compensation

Consistent with our philosophy of linking compensation to performance, compensation for our named executive officers in 2011 was based on our business results. The Company returned to a level of profitability that puts us in the top quartile of bank holding companies in the United States with assets between $1 billion and $3 billion (according to the September 2011 Bank Holding Company Performance Report). This section discusses the compensation actions that were taken in 2011 for our named executive officers, as reported in the Executive Compensation section below.

Base Salary

No adjustments were made to the salaries of our named executive officers in 2011 in light of the recruitment of Messrs. Nelson and Olafson in 2010 and the increases to the salaries of Messrs. Gulling and Winterbottom in the second half of 2010. Salaries for our named executive officers were increased in 2012 as follows in light of the factors mentioned above, as well as the elimination of perquisites: Mr. Nelson - $350,000; Mr. Gulling - $247,000; Mr. Olafson - $247,000; and Mr. Winterbottom - $247,000.

Annual Incentive Bonus

For 2011, the Compensation Committee determined that bonuses equal to the maximum percentage of base salary specified in each named executive officer's employment agreement (50 percent for Mr. Nelson and 40 percent for our other three named executive officers) were appropriate given the Company's financial results, overall performance, and shareholder returns in 2011. Because we were subject to the CPP limitations for six months of 2011, only 50 percent of the bonus was paid in cash. The remaining 50 percent is anticipated to be paid later this year in the form of restricted stock units ("RSUs") under the 2012 Plan that will vest 100 percent in two years subject to continued service. The use of RSUs is dependent on Shareholder approval of the 2012 Plan. Mr. Olafson was not subject to CPP limitations and, therefore, received 100 percent of his 2011 bonus in cash.

For 2012, the maximum bonus percentage for our named executive officers was increased to 60 percent of base salary in light of historical market practices, the Company's performance, and the continuing development of the executive team.

Long-Term Stock Incentives

No equity awards were made in 2011 under our Restricted Stock Compensation Plan in light of CPP limitations and the pending development of the 2012 Plan. We anticipate granting awards for 2012, as explained in the Shareholder proposal related to the 2012 Plan.

Regulatory Considerations

In late 2008, we became a participant in the CPP. On June 29, 2011, we repaid the U.S. Department of Treasury and exited the CPP. While a participant in the CPP, we were subject to certain executive compensation limitations and restrictions that required the Compensation Committee to reevaluate and, in some cases, rework certain aspects of our compensation programs. The executive compensation limitations generally no longer apply to periods following the repayment of our CPP obligation.

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As a publicly-traded financial institution, the Company must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that such an assessment must be made in light of the institution's overall financial condition.

In the summer of 2010, the various financial institution regulatory agencies worked together to issue additional guidance, Guidance on Sound Incentive Compensation Policies, that was in many respects intended to serve as a compliment to the Safety and Soundness standards. As its title would imply, the joint agency guidance sets forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. The joint agency guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution. With respect to those identified individuals, the joint agency guidance is intended to focus the institution's attention on balanced risk-taking incentives, compatibility with effective controls and risk management, with a focus on general principles of strong corporate governance.

Also, once further risk assessment guidelines and procedures, as required under the Dodd-Frank Act, are finalized by the financial institution regulatory agencies and the SEC, the Company expects that it will also be subject to those further guidelines and procedures. However, initial guidance respecting the Dodd-Frank Act risk assessment guidelines and procedures was issued during 2011 and, in large part, that guidance restates the frameworks set forth in the Safety and Soundness standards and joint agency guidance described above.

Finally, in addition to the foregoing, as a publicly-traded corporation, the Company is also subject to the SEC's rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements creates risks that are reasonably likely to have a material adverse effect on the company.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for the Company's named executive officers. In this regard, the Compensation Committee has revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into the Company's compensation programs for named executive officers. In addition, the Committee continues to anticipate final guidance under the Dodd-Frank Act and will be prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

In making decisions about executive compensation, in addition to the above, we also consider the impact of other regulatory provisions, including the provisions of Section 162(m) of the Code limiting the deductibility of certain compensation unless it is considered performance-based under the Code, Section 409A of the Code regarding non-qualified deferred compensation, and the change-in-control provisions of Section 280G of the Code. In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results. For example, we consider the impact of Topic 718, which requires us to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

Share Ownership and Retention Guidelines

We believe that our named executive officers and non-employee directors should have a significant equity interest in the Company. To promote such equity ownership and further align the interests of our executives and directors with our shareholders, we adopted share retention and ownership guidelines for our named executive officers equal to three times salary and three times annual cash retainer for directors. Until the stock ownership guidelines are met, the executives and directors are expected to retain 50 percent of any applicable shares received (on a net after tax basis) under our equity compensation program. The program is subject to periodic review by the Compensation Committee.

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The Company has had in place for several years an insider trading policy that permits open market transactions in Company stock beginning 48 hours after quarterly earnings have been made public until the 10th day of the third month in the quarter. In addition, our named executive officers may purchase Company stock through payroll deductions under our Employee Savings and Stock Ownership Plan. Changes to purchases under the Employee Savings and Stock Ownership Plan may only be done during the period when open market transactions are permitted.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid for services rendered in the year ended December 31, 2011, to those serving as Chief Executive Officer, Chief Financial Officer, and to our other most highly compensated executive policymaking officers.  These gentlemen were the Company's Named Executive Officers during 2011.

In 2011, West Bank, rather than the Company, paid Messrs. Nelson, Gulling, Olafson, and Winterbottom.

Name and Principal Positions	Year	Salary	Bonus(1)		All Other Compensation (1) (2)	Total
David D. Nelson	2011	$275,000	$74,250	(3)	$36,327	$385,577
President and Chief Executive Officer of the Company;	2010	203,078	125,000		50,750	378,828
Chairman and Chief Executive Officer of West Bank

Douglas R. Gulling	2011	$225,000	$49,500	(3)	$27,010	$301,510
Executive Vice President and Chief Financial Officer of the	2010	214,789	—		18,603	233,392
Company;	2009	236,250	—		13,547	249,797
Director and Chief Financial Officer of West Bank

Harlee N. Olafson	2011	$210,000	$88,200	(3)	$23,359	$321,559
Executive Vice President and Chief Risk Officer of the	2010	84,000	30,000		15,877	129,877
Company;
Director, Executive Vice President and Chief Risk Officer of
West Bank

Brad L. Winterbottom	2011	$225,000	$49,500	(3)	$30,229	$304,729
Executive Vice President of the Company;	2010	214,789	—		22,042	236,831
Director and President of West Bank	2009	234,231	—		17,101	251,332

(1)	Amounts are shown in the year earned.

(2)
Consists entirely of contributions made by the Company on behalf of the Named Executive Officer to the Company's Employee Savings and Stock Ownership Plan (including 401(k) matches and discretionary plan contributions for 2011) except for the following amounts for 2011, which represent premiums on group term life insurance coverage: Nelson - $1,002; Gulling - $1,486; Olafson - $670; and Winterbottom - $795; club dues: Nelson - $6,021; Gulling - $3,024; Olafson - $4,569; and Winterbottom - $6,934; and auto allowance: Nelson $6,812; and Olafson $6,812.

(3)	Consists of a holiday bonus equal to two percent of annual salary, which is paid to all officers and employees of West Bank, as well as a discretionary annual incentive bonus.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved McGladrey & Pullen, LLP, an independent registered public accounting firm, as the principal accountant for the Company.  McGladrey & Pullen, LLP, will conduct the audit of the Company and its subsidiary for 2012.  McGladrey & Pullen, LLP was also the principal accountant and performed the audit in 2011.

A representative from McGladrey & Pullen, LLP will be present at the Annual Meeting.  The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

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Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2011 and 2010, and fees billed for other services rendered by McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc. Effective December 1, 2011, McGladrey & Pullen, LLP acquired RSM Mcgladrey, Inc.

	2011	2010
Audit fees (1)	$240,000	$219,000
Audit-related fees (2)	25,000	31,540
Tax fees (3)	8,105	22,260
All other fees (4)	35,424	1,558
Total	$308,529	$274,358

(1)
Audit fees represent fees for professional services provided for the audit of the Company's annual financial statements, review of the Company's quarterly financial statements in connection with the filing of current and periodic reports, FHA compliance audit, and reporting on internal controls in accordance with Section 404 of Sarbanes-Oxley.

(2)	Audit-related fees represent the audit of the Company's Employee Savings and Stock Ownership Plan and filing of a registration statement in 2011.

(3)	Tax fees represent fees for professional services related to tax compliance, which included preparation or review of tax returns and tax advice regarding an IRS audit.

(4)	All other fees represent fees for consulting related to software installation.

The Audit Committee considered whether the non-audit services provided to the Company by McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc. are compatible with maintaining the independence of McGladrey & Pullen, LLP and concluded that the independence of McGladrey & Pullen, LLP is not compromised by the provision of such services.

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent registered public accounting firm prior to engagement.

GENERAL MATTERS

Certain Relationships and Related Transactions

Certain directors of the Company have direct and indirect material interests in loans made by West Bank.  All of the loans were made in West Bank's ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.  None of the loans have been classified as nonaccrual, past due, restructured, or potential problem loans. The Board considered these loans when considering the independence of its directors and determined that such loans did not prevent the relevant directors from being able to serve as independent directors.

The Audit Committee's charter requires the Audit Committee to review and approve all related party transactions that must be disclosed.  All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank involving $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Audit Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company or its subsidiary.  The Audit Committee completed the required review of the fiscal year 2011 related party transactions, and all transactions were approved and ratified.

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2013 Shareholder Proposals

Any proposal which a shareholder intends to present at the 2013 annual meeting of shareholders must be received by the Company by November 7, 2012, in order to be eligible for inclusion in the Company's proxy statement and proxy card relating to such meeting, unless the date of the 2013 annual meeting is changed by more than 30 days from April 26, 2013, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2013 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing shareholder proposals and the solicitation of proxies.

Shareholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.	Contact Alice A. Jensen, Corporate Secretary, at the address below to obtain the Board Membership Criteria established by the Board.

2.	Provide Ms. Jensen with a typewritten recommendation naming the proposed candidate and specifically explaining how the candidate meets the criteria adopted by the Board.

3.	Submit the recommendation to Ms. Jensen no later than 120 days prior to the expected mailing date of the proxy (November 7, 2012).

4.
Prove the person making the recommendation is a Company shareholder who owns shares with a market value of at least $2,000 and who has held those shares for at least one year at the time the submission is made.

5.	If the person being recommended is aware of the submission, he or she must sign a statement so indicating.

6.	If the person being recommended is not aware of the submission, the submitter must explain why.

The written submission must be mailed or hand delivered to:

Ms. Alice A. Jensen
Corporate Secretary
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266

Shareholder Communications

It is the general policy of the Board that management speaks for the Company.  To the extent shareholders wish to communicate with a Company representative, they may do so by contacting Doug Gulling, Executive Vice President and Chief Financial Officer, 1601 22nd Street, West Des Moines, Iowa 50266.  Mr. Gulling may be reached by telephone at 515-222-2300 or by email at dgulling@westbankiowa.com.

The Company has a process for shareholders to send communications to the Board or any of its individual members.  Any shareholder wishing to communicate with one or more Board members should address a written communication to Mr. Gulling at one of the addresses noted above.  Mr. Gulling will forward all appropriate shareholder communications to the full Board or its individual members as appropriate. Mr. Gulling will generally not forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Form 10-K

The Company has included a copy of its annual report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, with this proxy statement.  A request for an additional copy should be directed to Alice A. Jensen, Corporate Secretary, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300. The Company's Form 10-K will also be available on the SEC's website at http://www.sec.gov, and through a link at the Investor Relations, SEC Filings section of the Company's website (www.westbankiowa.com).

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Delivery of Documents to Shareholders Sharing an Address

In some instances, only one annual report or proxy statement is being delivered to two or more Shareholders who share an address.  The Company will promptly deliver additional copies of its proxy statement, summary annual report, and the annual report on Form 10-K to any Shareholder who makes such a request.  Any Shareholder who wishes to receive separate copies of these documents in the future may notify Alice A. Jensen, Corporate Secretary, at 1601 22nd Street, West Des Moines, Iowa 50266, or 515-222-2300.  Alternatively, any Shareholders sharing an address who are receiving multiple copies of these documents may also notify Ms. Jensen to request delivery of only one copy.

By Order of the Board of Directors,

/s/ Alice A. Jensen

Alice A. Jensen
Secretary
West Bancorporation, Inc.
March 7, 2012

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EXHIBIT A

West Bancorporation, Inc.
2012 Equity Incentive Plan

Article 1
INTRODUCTION

Section 1.1 Purpose, Effective Date and Term.  The purpose of this West Bancorporation, Inc. 2012 Equity Incentive Plan is to promote the long-term financial success of West Bancorporation, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is January 25, 2012 subject to approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the terms of the Plan and such additional terms as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)
Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee.  Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the earlier of the Effective Date or Shareholder approval of the Plan or (ii) granted to a non employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options.  Unless otherwise specifically provided by its terms, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)
Stock Appreciation Rights.  A stock appreciation right (“SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

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(c)
Stock Awards.  A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future.  Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

(d)
Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable, as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2 Exercise of Stock Options and SARs.  A stock option or SAR shall be exercisable in accordance with such terms as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Shareholder).  The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity.  The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers' check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3 Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a)
Performance Measures.  The performance measures described in this Section 2.3 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); “Texas Ratio”; expense ratio; efficiency ratio; increase in revenue or operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; nonperforming assets; loans; deposits; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals or goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units of the Company or a Subsidiary or a specific, or group of, product lines, and may be measured relative to a peer group, an index or a business plan.

(b)
Partial Achievement.  The terms of an Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant's individual limitations as set forth in Section 3.3.

(c)
Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; and (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

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(d)
Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4 Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares and may be subject to terms similar to the underlying Award.

Section 2.5 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, the Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award shall be deemed to constitute the Participant's acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1 Available Shares.  The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)
Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 800,000 Shares (all of which may be granted as ISOs). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the date of Shareholder approval of the Plan, the West Bancorporation, Inc. Restricted Stock Compensation Plan shall be terminated.

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(b)	Reuse of Shares.

(i)
To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited, canceled or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii)	With respect to SARs that are settled in Shares, only Shares actually delivered shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)
If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an Award), only the number of Shares delivered net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv)
If the withholding tax liabilities arising from an Award are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an Award) or by the withholding of Shares by the Company, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

Section 3.3 Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)
Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b)
Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000.

(c)
Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards or cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $500,000.

(d)
Dividends, Dividend Equivalents and Earnings. For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)
Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

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Section 3.4 Corporate Transactions; Repricing.

(a)
Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan.  Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)
No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)
Compliance with Applicable Laws.  Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)
Certificates.  To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement, at the time of a Change in Control:

(a)
Subject to any forfeiture and expiration provisions otherwise applicable to the stock options or SARs, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if (i) the Plan and the respective Award Agreements are not fully assumed in such Change in Control or (ii) the Plan and the respective Award Agreements are fully assumed in such Change in Control and the Participant incurs a Termination of Service by the Company or a Subsidiary without Cause or by the Participant for Good Reason following such Change in Control.

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(b)
Subject to any forfeiture and expiration provisions otherwise applicable to the stock awards or cash incentive awards, all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if (i) the Plan and the respective Award Agreements are not fully assumed in such Change in Control or (ii) the Plan and the respective Award Agreements are fully assumed in such Change in Control and the Participant incurs a Termination of Service by the Company or a Subsidiary without Cause or by the Participant for Good Reason following such Change in Control.

(c)
Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

(i)
If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

(ii)
If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, based upon a pro rata determination through the date of the Change in Control), then such Award shall become fully earned and vested immediately upon the Change in Control.

Section 4.2 Definition of Change in Control.  For purposes of the Plan, “Change in Control” means the first to occur of the following:

(a)
The consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(b)
During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(c)
The consummation by the Company of (i) a merger or consolidation if the Shareholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 51% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(d)
Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 51% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(e)
Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

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Article 5
COMMITTEE

Section 5.1 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5.  The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an “outside director” (within the meaning of Code Section 162(m)) and an “independent director” (within the meaning of the rules of the applicable securities exchange). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee.  The Committee's administration of the Plan shall be subject to terms of the Plan and the following:

(a)
The Committee shall have the authority and discretion to select from among the Company's and the Subsidiary's employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)
In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c)
The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(f)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it, including by:

(a)
Delegating to a committee of one or more members of the Board who are not “outside directors” (within the meaning of Code Section 162(m)) the authority to grant Awards to eligible persons who are either (i) not then “covered employees” (within the meaning of Code Section 162(m)) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and

(b)
Delegating to a committee of one or more members of the Board who are not “non-employee directors” (within the meaning of Rule 16b-3) the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Proxy Statement Table of Contents

Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan.  The records of the Company and each Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2 Amendment to Conform to Law.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1 No Implied Rights.

(a)
No Rights to Specific Assets.  No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the terms of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)
No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)
No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Proxy Statement Table of Contents

Section 7.2 Transferability.  Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974). The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for consideration to the Participant.

Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement.  Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections.  Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms, not inconsistent with the terms of the Plan, as the Committee may require.

Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.  All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns; or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

Section 7.9 Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or a Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the applicable rules of any securities exchange or similar entity) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Proxy Statement Table of Contents

Section 7.11 Indemnification.  To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law.  The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Iowa without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14 Benefits Under Other Plans.  Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant's employer.

Section 7.15 Validity.  If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice.  Unless provided otherwise in an Award Agreement, all written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
Such communications shall be deemed given:

(a)	in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)	in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)	in the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's senior human resources officer and corporate secretary.

Proxy Statement Table of Contents

Section 7.17 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.18 Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)	Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)
Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the twelve-month period immediately preceding the Participant's Termination of Service;

(c)
The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the twelve-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)
The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the twelve-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)	“10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)	“Award” means an award under the Plan.

(c)	“Award Agreement” means the document that evidences the terms of an Award. Such document shall be referred to as an agreement regardless of whether a Participant's signature is required.

(d)	“Board” means the Board of Directors of the Company.

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(e)
If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of the Participant's duties (other than traffic violations or similar offenses), (iii) commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform his or her duties in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant's Termination of Service, facts and circumstances arising during the course of the Participant's employment with the Company are discovered that would have constituted a termination for Cause.
Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)	“Change in Control” has the meaning ascribed to it in Section 4.2.

(g)	“Code” means the Internal Revenue Code of 1986.

(h)	“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(i)	“Company” means West Bancorporation, Inc., an Iowa corporation.

(j)
“Compete” means, directly or indirectly, in any capacity, to conduct business on behalf of or become employed by or associated with as a consultant, director, advisor or otherwise, or to own, manage or operate, any business in competition with the Company or a Subsidiary in any market in which the Company or a Subsidiary actively conducts business as of the Participant's Termination of Service; provided, however, that nothing in this definition shall be deemed to prohibit the acquisition or holding of not more than 2% of the shares or other securities of a publicly-traded entity.

(k)
“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company's or a Subsidiary's employees.

(l)	“Effective Date” has the meaning ascribed to it in Section 1.1.

(m)	“Exchange Act” means the Securities Exchange Act of 1934.

(n)
“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(o)
If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)	A material, adverse change in the nature, scope or status of the Participant's position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

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(ii)	A material reduction in the Participant's aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)
Relocation of the Participant's primary place of employment of more than 15 miles from the Participant's primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant's Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) - (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(p)	“ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(q)	“Participant” has the meaning ascribed to it in Section 1.2.

(r)	“Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).

(s)	“Plan” means the West Bancorporation, Inc. 2012 Equity Incentive Plan.

(t)	“Policy” has the meaning ascribed to it in Section 7.17.

(u)
“Retirement” means a voluntary Termination of Service by a Participant who is at least age 65 and who has at least 10 years of service with the Company or a Subsidiary, provided that such Participant provides the Company with at least six months of advance written notice of such Termination of Service.

(v)	“SAR” has the meaning ascribed to it in Section 2.1(b).

(w)	“Securities Act” means the Securities Act of 1933.

(x)	“Share” means a share of Stock.

(y)	“Stock” means the common stock of the Company, no par value per share.

(z)	“Shareholders” means the shareholders of the Company.

(aa)	“Subsidiary” means any corporation, bank or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.

(bb)
“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)
The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

(ii)
If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

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(iii)
A service provider other than an employee or director whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv)
Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(cc)	“Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a)	actions permitted under the Plan may be taken at any time in the actor's reasonable discretion;

(b)
references to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c)
in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)
references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)	indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)	the words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)	all references to articles and sections are to articles and sections in the Plan;

(h)	all words used shall be construed to be of such gender or number as the circumstances and context require;

(i)
the captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)
any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)	all accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

West Bancorporation, Inc.
Annual Meeting of Shareholders Thursday, April 26, 2012 4:00 p.m. 1601 22nd Street, West Des Moines, Iowa

You may vote by:
INTERNET	proxy.ilstk.com
(Must vote 2 days prior to meeting date.)
VOTER CONTROL NUMBER

MAIL	VOTE EITHER:
☐ With Management on all
Proposals (must sign below)
OR
Make individual selections
below (must sign below)

If you plan to personally attend the 2012 Annual Meeting of Shareholders, please check the appropriate box below and list the names of the attendees on the reverse side.
ATTENDANCE	☐	YES	☐	NO

WEST BANCORPORATION, INC. WEST DES MOINES, IOWA
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2012
The undersigned hereby appoints David R. Milligan and David D. Nelson, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the record date, February 23, 2012, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held in the Conference Center at the headquarters of the Company, located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 26, 2012, at 4:00 p.m., Central Time, and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 4, and 5 and a VOTE OF "EVERY-YEAR" FOR PROPOSAL 3.
		FOR	VOTE WITHHELD		FOR	VOTE WITHHELD
1. Election of Directors:	01 Frank W. Berlin	☐	☐	07 George D. Milligan	☐	☐
	02 Thomas A. Carlstrom	☐	☐	08 David D. Nelson	☐	☐
	03 Joyce A. Chapman	☐	☐	09 James W. Noyce	☐	☐
	04 Steven K. Gaer	☐	☐	10 Robert G. Pulver	☐	☐
	05 Kaye R. Lozier	☐	☐	11 Lou Ann Sandburg	☐	☐
	06 David R. Milligan	☐	☐

2. To approve, on a non-binding basis, the 2011 compensation of the named executive officers disclosed in the Proxy Statement.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3. To vote on the frequency of holding future shareholder advisory votes on approval of the compensation of the named executive officers.
☐ EVERY YEAR	☐ EVERY TWO YEARS	☐ EVERY THREE YEARS	☐ ABSTAIN
4. To approve the West Bancorporation, Inc. 2012 Equity Incentive Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN
5. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for 2012.
☐ FOR	☐ AGAINST	☐ ABSTAIN
6. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  IF NO DIRECTION IS GIVEN FOR A PARTICULAR MATTER, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN PROPOSAL 2; (3) FOR EVERY YEAR IN PROPOSAL 3; (4) FOR THE APPROVAL OF THE WEST BANCORPORATION, INC. 2012 EQUITY INCENTIVE PLAN IN PROPOSAL 4; (5) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 5; AND (6) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE	DATE	SIGNATURE	DATE
Please sign exactly as name appears on the reverse side.  When shares are held by joint tenants, both should sign.  When signing as administrator, attorney, executor, guardian or trustee, please give full title as such.  If signing as an authorized officer of a corporation, please sign full corporate name and indicate office held.

PLEASE LIST NAMES OF PERSONS ATTENDING